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                            [PVF CAPITAL CORP. LOGO]


PRESS ANNOUNCEMENT
DATE:           JANUARY 18, 2006
CONTACT:        C. KEITH SWANEY
                (440) 248-7171

PVF CAPITAL CORP. ANNOUNCES QUARTERLY EARNINGS AND CASH DIVIDEND.

PVF Capital Corp., the parent company of Park View Federal Savings Bank, announced earnings of $1,027,000, or $0.13 basic earnings per share and $0.13 diluted earnings per share, for the quarter ended December 31, 2005 as compared to earnings of $1,422,000, or $0.18 basic earnings per share and $0.18 diluted earnings per share, for the prior year comparable period.

The decrease of $395,000 in earnings for the quarter ended December 31, 2005 was attributable to the following activity. Net interest income increased as the result of growth in both interest-earning assets and interest-bearing liabilities in addition to an increase in the Company's interest rate spread from the prior period. This increase was partially offset by an increase in the provision for loan losses that resulted from an increase in loans receivable along with increases in classified assets. In addition, Non-interest income declined primarily because of a decrease in income from mortgage banking activities. Operating expenses increased due to increases in compensation and benefits, including the effect of a newly adopted accounting standard that provides for the expensing of stock options. In addition, expenses for office properties and equipment, outside services, and professional and legal costs increased during the current period.

Earnings were $2,379,000, or $0.31 basic earnings per share and $0.30 diluted earnings per share, for the six-month period ended December 31, 2005 as compared to $2,690,000, or $0.35 basic earnings per share and $0.34 diluted earnings per share, for the prior year comparable period.

As of December 31, 2005, PVF Capital Corp. reported assets of $876.8 million, an increase of $52.9 million or 6.4% from the fiscal year ended June 30, 2005. Total stockholders' equity of PVF Capital Corp. was $67.6 million at December 31, 2005. Annualized return on assets and return on equity were 0.56% and 7.09%, respectively, for the six months ended December 31, 2005.

On December 20, 2005, the Board of Directors of PVF Capital Corp. declared a quarterly cash dividend on the Company's outstanding common stock. The cash dividend will be in the amount of $0.074 per share payable on February 1, 2006 to the stockholders of record at the close of business on January 25, 2006.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Small-Cap market under the symbol PVFC.

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

PVF CAPITAL CORP.
                                                                                                                 30000 Aurora Road
                                                                                                                   Solon, OH 44139
                                                                                                                      440-248-7171

                                             SUMMARY OF FINANCIAL HIGHLIGHTS

                                       CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                      (UNAUDITED)

 (Dollars in thousands)                                           DECEMBER 31,                  JUNE 30,
                                                                     2005                        2005
                                                               ------------------          ------------------
ASSETS
------
   Cash and cash equivalents                                        $ 24,486                    $ 11,090
   Investment securities                                              57,500                      57,500
   Loans receivable                                                  700,928                     660,494
   Loans receivable held for sale                                     10,855                       9,060
   Mortgage-backed securities                                         28,443                      31,720
   Other assets                                                       54,557                      54,035
                                                                    --------                    --------
      Total Assets                                                  $876,769                    $823,899
                                                                    ========                    ========

LIABILITIES
-----------
   Deposits                                                         $605,193                    $591,227
   Borrowed money                                                    177,962                     146,413
   Other liabilities                                                  25,970                      19,806
                                                                    --------                    --------
      Total Liabilities                                              809,125                     757,446
                                                                    --------                    --------

      Total Stockholders' Equity                                      67,644                      66,453
                                                                    --------                    --------
      Total Liabilities and Stockholders' Equity                    $876,769                    $823,899
                                                                    ========                    ========
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
                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                          (UNAUDITED)

                                                            THREE MONTHS ENDED                         SIX MONTHS ENDED
 (Dollars in thousands except per share data)                  DECEMBER 31,                               DECEMBER 31,
                                                     ---------------------------------        -----------------------------------
                                                           2005           2004                     2005               2004
Interest income                                          $13,282         $10,519                  $25,865            $20,553
Interest expense                                           6,676           4,737                   12,724              9,161
                                                         -------         -------                  -------            -------

Net interest income                                        6,606           5,782                   13,141             11,392
       Provision for loan losses                             257               0                      294                136
                                                         -------         -------                  -------            -------

Net interest income after provision for loan losses        6,349           5,782                   12,847             11,256
Total noninterest income                                     562             859                    1,341              1,545
Total noninterest expense                                  5,443           4,577                   10,817              8,901
                                                         -------         -------                  -------            -------

Income before federal income tax provision                 1,468           2,064                    3,371              3,900
        Federal income tax provision                         441             642                      992              1,210
                                                         -------         -------                  -------            -------

Net income                                               $ 1,027         $ 1,422                  $ 2,379            $ 2,690
                                                         =======         =======                  =======            =======

BASIC EARNINGS PER SHARE                                 $  0.13         $  0.18                  $  0.31            $  0.35
                                                         =======         =======                  =======            =======
DILUTED EARNINGS PER SHARE                               $  0.13         $  0.18                  $  0.30            $  0.34
                                                         =======         =======                  =======            =======
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